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                                                                    EXHIBIT 3.36

                                     BY-LAWS
                                       OF
                          EXTENDICARE GREAT TRAIL, INC.

                                    ARTICLE I
                                     OFFICES

                  Section 1. Registered Office. The address of the registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  Section 2. Other Offices. The corporation may have other offices, either within or without the State of Wisconsin, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

                  Section 1. Annual Meetings. Annual meetings of stockholders for the election of directors and for such other business as may properly come before the meeting shall be held at such place, either within or without the State of Wisconsin, as the Board of Directors shall determine and as set forth in the notice of the meeting.

                  Annual meetings of stockholders shall be held during the fourth week of March in each year at a time and date to be determined by the Board of Directors. At each annual meeting, the stockholders shall elect a Board of Directors and they may transact such other business as may properly come before the meeting.

                  Section 2. Other Meetings. Meetings of stockholders for any purpose or purposes may be called by the President, the Secretary, the Board of Directors or such other persons as may be authorized by law, and shall be held at such time and place, within or without the State of Wisconsin, as shall be stated in the notice of meeting.

                  Section 3. Voting. Each stockholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, executed in writing by the stockholder or by its duly authorized attorney in fact, for each share of stock entitled to vote held by such stockholder. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or the laws of the State of Wisconsin.

                  Section 4. Quorum. Except as otherwise required by Law, by the Articles of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the

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meeting until the requisite amount of stock entitled to vote shall be present;
provided, that if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be sent to each stockholder of record entitled to vote at the meeting, as adjourned. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date therefor shall have been fixed.

                  Section 5. Notice of Meetings. Written notice, stating the place, date and time of any special meeting, and the purpose or purposes for which such meeting has been called, shall be given to each stockholder entitled to vote thereat at this address as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of the meeting. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

                  Section 6. Action without Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock of the corporation.

                                   ARTICLE III
                                    DIRECTORS

                  Section 1. Number and Term. The number of authorized Directors of the Corporation shall be not less than 1 nor more than 15, fixed from time to time by the Shareholder. The Directors shall be elected at the annual meeting of the Shareholders and each Director shall be elected to serve until his successor shall be elected and shall qualify.

                  Section 2. Resignations. Any director, member of a committee, or other officers may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

                  Section 3. Powers. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Article of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

                  Section 4. Meetings. The newly elected directors may hold their first meeting for the purpose of the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

                  Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.




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                  Special meetings of the board may be called by or at the
request of the President, the Secretary or any two directors. Such meeting shall be held at such place or places as shall be stated in the call of the meeting. Notice of any special meeting shall be given at least six (6) hours previously thereto in any one of the following methods: by oral or telephonic notice, by written notice delivered personally or mailed to each director at his business address, or by telegram; provided, that if notice is given by mail only, it shall be given at least forty-eight (48) hours prior to such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the corporation under the Certificate of Incorporation of these By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice.

                  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  Section 5. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of three or more directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                  Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation; and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power of authority to declare a dividend or to authorize the issuance of stock.

                  Section 6. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.




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                                   ARTICLE IV
                                    OFFICERS

                  Section 1. Officers. The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall hold office until their successors are elected and qualified or until their earlier termination, death, resignation or removal. In addition, the Board of Directors may elect a Chairman, Chief Executive Officer, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person, except for the offices of President and Vice-President and the offices of President and Secretary.

                  Section 2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                  Section 3. Chairman. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  Section 4. President. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

                  Section 5. Vice-President. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors, or if no such powers and duties shall be assigned by the Board of Directors, then such powers and duties as shall be assigned to him by the Chairman of the Board of Directors or the President.

                  Section 6. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

                  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors,


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or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

                  Section 7. Secretary. The Secretary shall give, or cause to be given, any required notice of meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the Board of Directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.

                  Section 8. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                    ARTICLE V
                                  MISCELLANEOUS

                  Section 1. Certificates of Stock. Certificates of stock, signed by the President or Vice-President and Secretary or any Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by such stockholder in the corporation. Any or all of the signatures may be facsimiles.

                  Section 2. Transfer of Shares. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

                  Section 3. Stockholders Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting nor more than fifty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the




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meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 4. Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, its state of incorporation and the words "CORPORATE SEAL." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

                  Section 5. Fiscal Year. The fiscal year of the corporation shall be the calendar year.

                  Section 6. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                  Section 7. Indemnification. The corporation may indemnify its incorporator, officers, directors, employees and agents to the full extent permitted by law.

                  Section 8. Notice and Waiver of Notice. Whenever, under the provisions of law, the Articles of Incorporation or these By-Laws, notice is required to be given to any person, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such person at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by any of the methods specified in Article III, Section 4, of these By-Laws.

                  Whenever any notice whatever is required to be given under the provisions of any law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any waiver of notice to stockholders shall set forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance by a director or stockholder at any meeting of directors or stockholders, respectively, shall constitute a waiver of notice of such meeting, except where such director or stockholder attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of business because the meeting is not lawfully called or convened.

                                   ARTICLE VI
                                   AMENDMENTS

                  These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting of the Board of Directors.




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